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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 31, 2006

                               IMMUNOMEDICS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

               Delaware                 000-12104             61-1009366
     ----------------------------      ------------      -------------------
     (State or Other Jurisdiction      (Commission          (IRS Employer
           of Incorporation)           File Number)      Identification No.)

      300 American Road, Morris Plains, New Jersey             07950
      --------------------------------------------           ----------
        (Address of Principal Executive Offices)             (Zip Code)

                                 (973) 605-8200
              (Registrant's telephone number, including area code)

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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ITEM 5.02.  DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

         On December 31, 2006, Immunomedics, Inc., a Delaware corporation (the "Company"), and Cynthia L. Sullivan entered into an Amended and Restated Employment Agreement pertaining to Ms. Sullivan's service as the Company's President and Chief Executive Officer (the "Agreement"). The Agreement amends and restates the Employment Agreement, dated as of March 10, 2001, by and between the Company and Ms. Sullivan, as extended by the Company on June 14, 2006, in its entirety.

         The Agreement will continue, unless earlier terminated by the parties, until December 30, 2008 (the "Term"). The Term will be automatically extended for successive one-year periods unless either the Company or Ms. Sullivan provides a written notice at least 180 days preceding the date of any such extension that such party does not intend to extend the Term. Ms. Sullivan's annual base salary under the Agreement is $532,000 ("Base Salary"), which shall be reviewed annually for appropriate increases by the Board of Directors of the Company (the "Board") or the Compensation Committee of the Board. Ms. Sullivan will also be eligible to participate in the Company's incentive compensation plan in place for its senior level executives. In addition, Ms. Sullivan will be eligible to receive an annual discretionary bonus determined by the Compensation Committee of the Board based upon certain performance standards to be determined by the Compensation Committee. Ms. Sullivan's annual bonus target is 30% of her Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan will also be eligible to receive equity compensation awards under the Company's 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

         The Agreement provides that in the event the Company terminates Ms. Sullivan at any time without "Cause" (as defined in the Agreement) or Ms. Sullivan resigns for "Good Reason" (as defined in the Agreement), Ms. Sullivan will be entitled to receive severance payments in an amount equal to 2.00 times her Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. The severance amounts shall be paid in equal monthly installments over the 24 month period following such termination. In addition, the Company shall (in accordance with the terms of the Company's applicable medical plan) pay monthly COBRA medical insurance costs (as defined in the Agreement), if Ms. Sullivan continues medical coverage under COBRA, for a period of 24 months following such termination. Ms. Sullivan will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Ms. Sullivan was terminated (prorated to reflect Ms. Sullivan's actual period of service during such fiscal year).

         The Agreement also provides that in the event of a "Change of Control" (as defined in the Agreement") the Company terminates Ms. Sullivan without "Cause" (as defined in the Agreement) or Ms. Sullivan resigns for "Good Reason" (as defined in the Agreement), Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times her Base Salary in effect at that time, plus the target bonus established for the fiscal year in which the date of termination occurs. In addition, Ms. Sullivan will receive, for a period of 36 months following such termination, all medical and dental coverages in effect on the date of termination or, at the Company's election, cash in lieu of such coverage in an amount equal to Ms. Sullivan's after-tax cost of continuing comparable coverage. Ms. Sullivan will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company and an annual bonus, if any, payable for the fiscal year in which Ms. Sullivan was terminated (prorated to reflect Ms. Sullivan's actual period of service during such fiscal year). Additionally, the Agreement provides for a gross-up payment under certain circumstances to compensate Ms. Sullivan for excise taxes that may be attributable to her as a result of the foregoing payments.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

       (d)  Exhibits.

       Exhibit No.    Description
       -----------    ----------------------------------------------------------
          10.1        Amended and Restated Employment Agreement, dated as of
                      December 31, 2006, between Immunomedics, Inc. and Cynthia
                      L. Sullivan.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           IMMUNOMEDICS, INC.


                                           By:    /s/ Gerard G. Gorman
                                                  ------------------------------
                                           Name:  Gerard G. Gorman
                                           Title: Senior Vice President, Finance
                                                  and Business Development, and
                                                  Chief Financial Officer

Date: January 3, 2007